EXHIBIT 7C

For period ending 11/30/2015 file number 811-09253.

List the name of each series or portfolio and give a consecutive number to each series or portfolio starting with the number 1.
Use this same numerical designation for each series or portfolio in the series information block in the top right corner of the screens submitted in this filing and in all subsequent filings on this form. This information is required each time the form is filed.

For the funds over #99, interested parties could refer to the most recent shareholder report for financial information.

                                                                  Is this the
                                                                  last filing
Series                                                            for this
Number  Series Name                                               Series? (Y/N)

139     Wells Fargo Emerging Growth Fund 				N
193	Dynamic Target Today Fund               			N
194	Dynamic Target 2015 Fund					N
195	Dynamic Target 2020 Fund					N
196	Dynamic Target 2025 Fund					N
197	Dynamic Target 2030 Fund					N
198	Dynamic Target 2035 Fund					N
199	Dynamic Target 2040 Fund					N
200	Dynamic Target 2045 Fund					N
201	Dynamic Target 2050 Fund					N
202	Dynamic Target 2055 Fund					N
203	Dynamic Target 2060 Fund					N